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                                                                   EXHIBIT 10.36


                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         This First Amendment to Asset Purchase Agreement (this "First Amendment") is made between First Horizon Pharmaceutical Corporation, a Delaware corporation having offices at 6600 Hemdree Parkway, Suite 106, Roswell, Georgia 30076 ("Purchaser") and Sanofi-Synthelabo Inc., a Delaware corporation having offices at 90 Park Avenue, New York, New York 10016 ("Seller"), as of this 17th day of January 2002.

         WHEREAS, Purchaser and Seller entered into that certain Asset Purchase Agreement dated July 27, 2001 (the "Agreement"); and

         WHEREAS, Seller wishes to cause an audit of the PRENATE Business to be conducted for the benefit of Purchaser pursuant to the terms set forth in the Agreement as amended by this First Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Agreement and as hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1. A new Section 8.5(c) of the Agreement is hereby added to the Agreement to read as follows:

                  Section 8.5  Records

                  (c) Seller shall cause audited financial statements (the "Audited Financial Statements") of the PRENATE Business to be prepared for the benefit of Purchaser. Seller shall make available to the auditor of Seller's choice (which, unless otherwise agreed by Purchaser, shall be Ernst & Young) copies of all relevant tax returns, documents and records, or portions thereof, relating exclusively to the PRENATE Business. Each party hereto shall make its employees reasonably available on a mutually convenient basis to provide explanation of any documents or information provided hereunder until the completion of such audit. Purchaser shall reimburse Seller for all fees Seller incurs in connection with any such audit, including reasonable expenses, within thirty (30) days of receipt of invoice from Seller.

2. The first sentence of Section 12.1 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 12.1 Survival of Representations and Warranties. All representations and warranties made by Seller or Purchaser in this Agreement shall survive the Closing for eighteen (18) months; provided (i) the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 shall survive indefinitely (subject to applicable statues of limitation) and (ii) with respect to the representations and warranties set forth in Sections 4.9 and 4.15 and any inaccuracy in any of the Seller's other representations and warranties contained in this Agreement which becomes known to Purchaser by reason of

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         financial data included in any of the financial tables or notes contained in the Audited Financial Statements, such representations and warranties contained in Sections 4.9 and 4.15 and such other inaccurate representations and warranties shall survive until delivery of the Audited Financial Statements to Purchaser.

3. Section 12.2 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 12.2 Indemnification by Purchaser. Purchaser here by agrees that it shall indemnify, defend and hold harmless Seller, its affiliates, and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants (except with respect to clause (v) of this Section 12.2, internal accountants only), agents and employees and their heirs, successors and assigns (the "Seller Indemnified Parties") from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, removal costs, remediation costs, fines, penalties and expenses of investigation and ongoing monitoring) whether or not involving a third party claim (collectively, the "Losses") imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly relating to or arising out of (i) any breach of any representation or warranty made by Purchaser contained in this Agreement or other documents and instruments delivered pursuant to this Agreement for the period such representation or warranty survives, (ii) any failure of Purchaser to perform or discharge the Assumed Liabilities, (iii) the breach of any covenant or agreement of Purchaser contained in this Agreement or other documents and instruments delivered pursuant to this Agreement, (iv) the conduct of the PRENATE Business post Closing and (v) any audit conducted pursuant to Section 8.5(c) of this Agreement and any third party claims against Seller with respect to such audit or the Audited Financial Statements.

4. Section 1 of this First Amendment does not constitute a waiver of any rights of Seller or Purchaser which may otherwise arise under the Agreement. Seller shall exercise its commercially reasonable efforts to cause the Audited Financial Statements to be delivered to Purchaser (together with Ernst & Young signed audit opinion and consents) as soon as practicable.

5. This First Amendment and all rights hereunder may not be assigned or transferred by either party without the prior written consent of each of the parties hereto.

6. Unless the context requires otherwise, all capitalized terms used in this First Amendment without definition have the respective meanings assigned to them in the Agreement.

7. Except as expressly modified by the terms hereof, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

8. Signatures on this First Amendment may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. If executed in counterparts, this First Amendment will be as effective as if simultaneously executed.


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         IN WITNESS WHEREOF, the parties hereto have cause this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST HORIZON PHARMACEUTICAL SANOFI-SYNTHELABO INC. CORPORATION

By: /s/ Balaji Venkataraman             By:
    -----------------------                 ----------------------
Name: Balaji Venkataraman                   Name:
      ---------------------                 Title:
Title: EVP/COO/CFO
       --------------------
                                        By:
                                            ----------------------
                                            Name:
                                            Title: